EXHIBIT 11

                   ROTO-ROOTER, INC. AND SUBSIDIARY COMPANIES
<F1>                  COMPUTATION OF PER SHARE EARNINGS (a)
                     (in thousands except per share amount)
                                   unaudited

                                 Three Months Ended     Six Months Ended
                                       June 30,              June 30,
                                 -------------------  --------------------
                                  1994      1993        1994      1993
                                 -------------------   -------------------
Computation of Earnings Per
  Common Share and Common
  Equivalent Share:
- - ---------------------------
Net Income                       $1,906    $1,860      $3,755    $3,496
                                 =======   =======     =======   =======
Average Number of Shares Used
  to Compute Earnings
  per Common Share                5,068     5,020       5,061     5,019
Effect of Unexercised
  Stock Options                      57        47          66        49
                                 -------   -------     -------   -------
Average Number of Shares Used
  to Compute Earnings per
  Common and Common
  Equivalent Share                5,125     5,067       5,127     5,068
                                 =======   =======     =======   =======
Earnings per Common and
Common Equivalent Share          $  .37    $  .37      $  .73    $  .69
                                 =======   =======     =======   =======
Computation of Earnings
  Per Common Share Assuming
  Full Dilution:
- - ---------------------------
Net Income                       $1,906    $1,860      $3,755    $3,496
                                 =======   =======     =======   =======
Average Number of Shares
  Used to Compute Earnings
  per Common Share                5,068     5,020       5,061     5,019
Effect of Unexercised
  Stock Options                      68        52          81        54
                                 -------   -------     -------   -------
Average Number of Shares
  Used to Compute Earnings
  per Common Share Assuming
  Full Dilution                   5,136     5,072       5,142     5,073
                                 =======   =======     =======   =======
Earnings per Common Share
  Assuming Full Dilution         $  .37    $  .37      $  .73    $  .69
                                 =======   =======     =======   =======

- - ------------------
<F1>
(a) This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%, including fractional cents per share.

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